Exhibit (d)(48)

SUPPLEMENTAL INDENTURE
between
PROSPECT CAPITAL CORPORATION
and
U.S. BANK TRUST COMPANY NATIONAL ASSOCIATION (SUCCESSOR IN INTEREST TO U.S. BANK NATIONAL ASSOCIATION)
as Trustee
Dated as of the date set forth on Exhibit B hereto.

SUPPLEMENTAL INDENTURE
THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), which shall be deemed the enumerated supplemental indenture as stated in Exhibit B hereto, is between Prospect Capital Corporation, a Maryland corporation (the "Company"), and U.S. Bank Trust Company National Association (successor in interest to U.S. Bank National Association), as trustee (the "Trustee"). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below).
RECITALS OF THE COMPANY
The Company and the Trustee executed and delivered an Indenture, dated as of February 16, 2012, as amended by that certain Agreement of Resignation, Appointment and Acceptance, dated as of March 12, 2012, by and between the Company, the Trustee, and American Stock Transfer & Trust Company, LLC (the "Base Indenture" and, as supplemented by one or more supplemental indentures, including this Supplemental Indenture, the "Indenture"), to provide for the issuance by the Company from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as provided in the Indenture.
The Company desires to issue and sell the aggregate principal amount as listed in Exhibit B hereto of the Company's senior notes as described in Exhibit B hereto (the "Notes").
Sections 9.01(5) and 9.01(7) of the Base Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to (i) change or eliminate any of the provisions of the Indenture when there is no Security Outstanding of any series created prior to the execution of a supplemental indenture that is entitled to the benefit of such provision and (ii) establish the form or terms of Securities of any series as permitted by Section 2.01 and Section 3.01 of the Base Indenture.
The Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture ("Future Supplemental Indenture")).
The Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of the Notes and all acts and things necessary to make this Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I
TERMS OF THE NOTES
Section 1.01 Terms of the Notes. The following terms relating to the Notes are hereby established:
(a) The Notes shall constitute a series of Securities having the title as stated in Exhibit B hereto and shall be designated as Senior Securities under the Indenture. The Notes shall bear a CUSIP number and an ISIN number as stated in Exhibit B hereto.
(b) The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07 of the Base Indenture) shall be as stated in Exhibit B hereto. Under a Board Resolution, Officers' Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case "Additional Notes") having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Notes and the existing Notes will constitute a single series under the Indenture and all references to the relevant Notes herein shall include the Additional Notes unless the context otherwise requires.
(c) The entire outstanding principal of the Notes shall be payable on the maturity date as identified on Exhibit B hereto.
(d)
(i) General - The Notes shall bear interest at rates that are determined by reference to the applicable “Interest Rate Basis” on Exhibit B hereto. The initial Interest Rate Basis shall be the applicable Interest Rate Basis in effect from and including the original issue date to but excluding the initial interest reset date. The initial Interest Rate Basis and the initial interest reset date are identified as the “Initial Interest Rate Basis” and “Initial Interest Reset Date,” respectively, on Exhibit B hereto.
The Interest Rate Basis may be adjusted by (a) adding or subtracting the applicable number of basis points added to or subtracted from the related Interest Rate Basis (the “Spread”) (such Spread, if applicable, is identified as the “Spread” on Exhibit B hereto) and/or (b) multiplied by the applicable percentage of the related Interest Rate Basis by which the Interest Rate Basis will be multiplied to determine the applicable interest rate (the “Spread Multiplier”) (such Spread Multiplier, if any, is identified as the “Spread Multiplier” on Exhibit B hereto).
The actual interest rate of the Notes, after being adjusted by the Spread and/or Spread Multiplier, may also be subject to either or both of the following limits:
• a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a “Maximum Interest Rate”) (such Maximum Interest Rate, if applicable, is identified as the “Max Rate” on Exhibit B hereto); and/or
• a minimum numerical limitation, or floor, on the rate at which interest may accrue during any interest period (a “Minimum Interest Rate”) (such Minimum Interest Rate, if applicable, is identified as the “Min Rate” on Exhibit B hereto).

Notwithstanding the determination of the actual interest rate, the interest rate on the Notes for any interest period shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any specified above. The interest rates on the Notes shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by U.S. law of general application.
(ii) Interest Reset Dates - The interest rate of the Notes shall reset from time to time. The date on which the interest rate resets and the reset becomes effective is called the “Interest Reset Date.” Each such applicable date is identified as “Interest Reset Dates” on Exhibit B hereto. Unless otherwise specified under Interest Reset Dates on Exhibit B hereto, the Interest Reset Dates will be in the case of Notes which reset:

•	daily—each Business Day;
•	weekly—the Wednesday of each week;
•	monthly—the Fifteenth day of each month;
•	quarterly—the Fifteenth day of each of four months of each year as specified under “Interest Reset Dates” on Exhibit B hereto;
•	semiannually—the Fifteenth day of each of the two months of each year specified under “Interest Reset Dates” on Exhibit B hereto; or
•	annually—the Fifteenth day of the month of each year specified under “Interest Reset Dates” on Exhibit B hereto;
If any Interest Reset Date for the Notes would otherwise be a day that is not a Business Day, the applicable Interest Reset Date shall follow the Following Business Day Convention (as defined below). However, if the next succeeding Business Day falls in the next succeeding calendar month, then the Interest Reset Date shall be the immediately preceding Business Day (the “Modified Following Business Day Convention”). If applicable, the Notes may include a date prior to an Interest Reset Date on which the interest rate for the Notes shall no longer be subject to adjustment. Such a date is an “Interest Rate Reset Cutoff Date” and if applicable shall be specified as an Interest Rate Reset Cutoff Date on Exhibit B hereto. Beginning on the Interest Rate Reset Cutoff Date, the interest rate applicable to the Notes will be the rate in effect on the Interest Rate Reset Cutoff Date.

(iii) Interest Payment Dates - The date from which interest shall accrue on the Notes shall be the date specified on Exhibit B hereto, or the most recent interest payment date to which interest has been paid or provided for; the interest payment dates for the Notes shall be as identified on Exhibit B hereto of each year (each an “Interest Payment Date”), commencing on the date as identified as the 1st Coupon Date on Exhibit B hereto; the initial interest period will be the period from and including the date identified on Exhibit B hereto (or the most recent Interest Payment Date to which interest has been paid or provided for), to, but excluding, the initial Interest Payment Date (or the next Interest Payment Date), and the subsequent interest periods will be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be;
If any Interest Payment Date for a Note, other than an interest payment date at Maturity, would otherwise be a day that is not a Business Day, the applicable interest payment date shall follow the Following Business Day Convention. However, unless specified on Exhibit B hereto, if the next succeeding Business Day falls in the next succeeding calendar month, the applicable interest payment date will follow the Modified

Following Business Day Convention. If the Maturity Date of a Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity to the date of that payment on the next succeeding Business Day.
Unless specified otherwise in Exhibit B hereto, all percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or 0.09876545, would be rounded to 9.87655%, or 0.0987655. All dollar amounts used in or resulting from any calculation on the Notes will be rounded to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upward).
Accrued interest on each Note is calculated by multiplying its principal amount by an accrued interest factor. Unless otherwise specified on Exhibit B hereto, the accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified on Exhibit B hereto, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose name the Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the record dates as identified on Exhibit B hereto (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Payment of principal and interest on the Notes will be made at the Corporate Trust Office of the Trustee in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

(iv) Interest Determination Date – With respect to the Notes, the interest rate applicable to each interest reset period commencing on the Interest Reset Date with respect to that interest reset period will be determined on the second U.S. Government Securities Business Day preceding the related Interest Reset Date. Such date is an “Interest Determination Date”. The initial Interest Determination Date is identified on Exhibit B hereto.
(v) Interest Rate Basis Determination - The Notes shall bear interest at rates that are determined by reference to the applicable “Interest Rate Basis” on Exhibit B hereto. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. Except as set forth above or in Exhibit B hereto, the interest rate in effect on each day will be:

•	if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the applicable Interest Reset Date; or
•
if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date, provided, however, that the interest rate in effect for the period from the date of issue to, but excluding, the first Interest Reset Date will be the Initial Interest Rate Basis and the Spread and/or Spread Multiplier, if any, specified on Exhibit B hereto.

    (A)    Determination of Compounded SOFR Rate. If the Interest Rate Basis specified in Exhibit B hereto is Compounded SOFR, the interest rate with respect to such Notes will be Compounded SOFR and the Spread and/or Spread Multiplier, if any, specified in the Compounded SOFR Notes and on Exhibit B hereto. Such Notes shall be referred to herein as “Compounded SOFR Notes.”
    Unless specified otherwise on Exhibit B hereto, the amount of interest accrued and payable on the Compounded SOFR Notes for each interest period will be equal to the product of (i) the outstanding principal amount of the Compounded SOFR Notes multiplied by (ii) the product of (a) the interest rate (Compounded SOFR plus the Spread) for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360. In no event will the interest on Compounded SOFR Notes be less than zero.

Unless specified otherwise on Exhibit B hereto, “Compounded SOFR” means, with respect to any interest period, the rate computed in accordance with the following formula:

where:
“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;
“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the latter interest payment date relating to such interest period; and
“dc” is the actual number of calendar days in such Observation Period.
For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1) the SOFR Index value as published for such U.S. Government Securities Business Day by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 P.M., New York City time, on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2) if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then:
i. if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) (the “Secured Overnight Financing Rate”), then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or
ii. if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.
SOFR Index Unavailable
If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be the Secured Overnight Financing Rate published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.
Effect of a Benchmark Transition Event:
If the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then current Benchmark for all purposes relating to the Compounded SOFR Notes in respect of all determinations on such date and for all determinations on all subsequent dates.
In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.
Any determination, decision or election that may be made by the Company or its designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
(1) will be conclusive and binding absent manifest error;
(2) will be made in the Company’s or its designee’s sole discretion; and

(3) notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR Notes, shall become effective without consent from the Holders of the Compounded SOFR Notes or any other party.
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date.
(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;
(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3) the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest period, timing  and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other technical administrative or operational matters) that the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Observation Period” means the period from and including two U.S. Government Securities Business Days preceding an interest payment date to but excluding two U.S. Government Securities Business Days preceding the next interest payment date, provided that the first Observation Period shall be from and including two U.S. Government Securities Business Days preceding the date of issue to but excluding the two U.S. Government Securities Business Days preceding the first interest payment date.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“U.S. Government Securities Business Day” is any day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government securities.
    (B)    Determination of SOFR Rate. If the Interest Rate Basis specified in Exhibit B hereto is SOFR the interest rate with respect to such Notes will be SOFR and the Spread and/or Spread Multiplier, if any, specified in the SOFR Notes and in Exhibit B hereto. Such Notes shall be referred to herein as “SOFR Notes.” In no event will the interest on SOFR Notes be less than zero.
“SOFR” means:

(1)
the rate equal to Secured Overnight Financing Rate for the applicable Interest Determination Date published as of 5:00 P.M., New York City time, on the U.S. Government Securities Business Day immediately following such Interest Determination Date (the “SOFR Determination Time”); or

(2)	if the rate referred to in clause (1) does not appear by the SOFR Determination Time, then:

i.	if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the Secured Overnight Financing Rate published on the New York Federal Reserve’s website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s website; or
ii.	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.
    Effect of a Benchmark Transition Event:
If the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then current Benchmark for all purposes relating to the SOFR Notes in respect of such determination on such date and all determinations on all subsequent dates.
In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company or its designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;
(2)	will be made in the Company’s or its designee’s sole discretion; and
(3)	notwithstanding anything to the contrary in the documentation relating to the SOFR Notes, shall become effective without consent from the holders of the SOFR Notes or any other party.
“Benchmark” means, initially, the Secured Overnight Financing Rate, as such term is defined above; provided that if the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)	The sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3)	the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest payment calculation period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other technical, administrative or operational matters) that the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Secured Overnight Financing Rate, the SOFR Determination Time, and (2) if the Benchmark is not the Secured Overnight Financing Rate, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” is any day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government securities.
(C)    Determination of Term SOFR Rate. If the Interest Rate Basis specified in Exhibit B hereto is Term SOFR, the interest rate with respect to such Notes will be Term SOFR and the Spread and/or Spread Multiplier, if any, specified in the Term SOFR notes and in Exhibit B hereto. Such Notes shall be referred to herein as “Term SOFR Notes.”
“Term SOFR” means, with respect to any interest period:

(1) the Term SOFR Reference Rate for the tenor specified under “Maturity Index” on Exhibit B hereto on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; or
(2) if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

For purposes of the foregoing relating to the determination of Term SOFR:

“Term SOFR Reference Rate” means the forward-looking term rate based on the Secured Overnight Financing Rate published by the Term SOFR Administrator.

“Interest Period” means the period of time from an Interest Reset Date to, but not including, the next following Interest Reset Date.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate).

Other capitalized terms used in the foregoing provisions relating to the determination of Term SOFR have the meanings described below under “Effect of a Benchmark Transition Event.”

Effect of a Benchmark Transition Event:
If the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then current Benchmark for all purposes relating to the Term SOFR Notes in respect of such determination on such date and all determinations on all subsequent dates.
In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company or its designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;
(2)	will be made in the Company’s or its designee’s sole discretion; and
(3)	notwithstanding anything to the contrary in the documentation relating to the Term SOFR Notes, shall become effective without consent from the holders of the Term SOFR Notes or any other party.
“Benchmark” means, initially, Term SOFR, as such term is defined above; provided that if the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date.

(1)	sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3)
the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest payment calculation period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other technical, administrative or operational matters) that the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
The Company, the calculation agent or the Company’s designee, after consulting with the Company, determines that the use of a forward-looking rate for the tenor specified in Exhibit B hereto based on the Secured Overnight Financing Rate is not administratively feasible;

(2)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Term SOFR, the Periodic Term SOFR Determination Day, and (2) if the Benchmark is not Term SOFR, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” is any day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government securities.

In connection with the determination of any Interest Rate Basis described above, the Company agrees as follows:

•neither the Trustee, paying agent nor calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR, Term SOFR or Compounded SOFR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing; and

•neither the Trustee, paying agent nor the calculation agent shall be responsible or liable for the actions or omissions of the Company or its designee or any failure or delay in the performance of the Company’s or its designee’s duties or obligations, nor shall the Trustee, paying agent or the calculation agent under any obligation to oversee or monitor the performance of the Company or that of the company’s designee; and each of the Trustee, paying agent and calculation agent shall be entitled to rely conclusively upon, any determination made, and any instruction, notice, officer certificate, or other instrument or information provided, by the Company or its designee, without independent verification, investigation or inquiry of any kind by the Trustee, paying agent or calculation agent.
(vi)    Calculation Agent - Unless otherwise specified in Exhibit B hereto, the Trustee will be the calculation agent with respect to the Notes. The calculation agent will notify the Company of each determination of the interest rate applicable to the Notes promptly after the determination is made. The calculation agent will, upon the request of a Holder, provide the interest rate then in effect and, if determined and notified to the calculation agent, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the Notes. Unless otherwise specified in Exhibit B, the calculation date pertaining to any Interest Determination Date will be the earlier of (a) the tenth calendar day after the applicable Interest Determination Date or, if the tenth calendar day is not a Business Day, the next succeeding Business Day or (b) the Business Day preceding the applicable interest payment date or Maturity, as the case may be.

(vii) Business Day Convention - Except as otherwise specified as to floating rate notes above, the Business Day convention that will apply to your notes is the “Following Business Day Convention.” The “Following Business Day Convention” means, for any Interest Payment Date or Interest Reset Date, other than the Maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a Business Day.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
(e) The Notes shall be initially issuable in global form (each such Note, a "Global Note"). The Global Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. Each Global Note shall represent the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 2.03 and 3.05 of the Indenture.
(f) The depositary for such Global Notes (the "Depositary") shall be The Depository Trust Company, New York, New York. The Security Registrar with respect to the Global Notes shall be the Trustee.
(g) The Notes shall be defeasible pursuant to Section 14.02 or Section 14.03 of the Base Indenture. Covenant defeasance contained in Section 14.03 of the Base Indenture shall apply to the covenants contained in Sections 10.06 and 10.08 of the Indenture.
(h) The Notes shall be redeemable pursuant to Section 11.01 of the Base Indenture and as follows:
(i) The Notes will be redeemable in whole or in part at any time or from time to time, at the option of the Company, on or after the date identified as the Optional Redemption Date in Exhibit B hereto, at a redemption price of $1,000 per Note plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.
(ii) Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Notes to be redeemed, not less than five (5) nor more than sixty (60) days prior to the Redemption Date, at the Holder's address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Base Indenture.
(iii) Any exercise of the Company's option to redeem the Notes will be done in compliance with the Investment Company Act.
(iv) If the Company elects to redeem only a portion of the Notes, the Trustee will determine the method for selecting the particular Notes to be redeemed, in accordance with the Investment Company Act.
(v) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption hereunder.

    (i) The "Survivor's Option" is defined in Section 2.01 and, if applicable to the Notes, is a provision in a Note pursuant to which the Company agrees to repay that Note, if requested by the authorized representative of the beneficial owner of that Note, following the death of the beneficial owner of the Note, so long as the Note was owned by that beneficial owner or the estate of that beneficial owner at least six months prior to the request. The Survivor's Option, if applicable, shall be so specified under "Survivor's Option" on Exhibit B hereto.

    Upon the valid exercise of any Survivor's Option and the proper tender of that Note for repayment, the Company will, at its option, repay or repurchase that Note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner's interest in that Note plus unpaid interest accrued to the date of repayment.

    To be valid, any Survivor's Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the Note (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the applicable jurisdiction.

    The death of a person holding a beneficial ownership interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder's spouse, will be deemed the death of a beneficial owner of that Note, and the entire principal amount of the Note so held will be subject to repayment by us upon request. However, the death of a person holding a beneficial ownership interest in a Note as tenant in common with a person other than such deceased holder's spouse will be deemed the death of a beneficial owner only with respect to such deceased person's interest in the Note.

    The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Note will be deemed the death of the beneficial owner of that Note for purposes of any Survivor's Option, regardless of whether that beneficial owner was the registered holder of that Note, if entitlement to those interests can be established to the satisfaction of the Trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable Note during his or her lifetime.

    The Company has the discretionary right to limit the aggregate principal amount of Notes as to which exercises of any Survivor's Option shall be accepted by us from authorized representatives of all deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all Notes outstanding as of the end of the most recent calendar year. The Company also has the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of Notes as to which exercises of any Survivor's Option shall be accepted by us from the authorized representative of any individual deceased beneficial owner of Notes in such calendar year. In addition, the Company will not permit the exercise of any Survivor's Option except in principal amounts of $1,000 and multiples of $1,000. An otherwise valid election to exercise any Survivor's Option may not be withdrawn. Each election to exercise any Survivor's Option will be accepted in the order that elections are received by the Trustee, except for any Note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of any Survivor's Option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a Note tendered through a valid exercise of any Survivor's Option is September 1, 2011, and interest on that Note is paid monthly, the Company would normally, at its option, repay that

Note on the interest payment date occurring on October 15, 2011, because the September 15, 2011 interest payment date would occur less than 20 days from the date of acceptance. Each tendered Note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such Notes were originally tendered. If a Note tendered through a valid exercise of any Survivor's Option is not accepted, the Trustee will deliver a notice by first-class mail to the registered holder, at that holder's last known address as indicated in the Note register, that states the reason that Note has not been accepted for repayment.

    With respect to Notes represented by a Global Note, DTC or its nominee is treated as the holder of the Notes and will be the only entity that can exercise any Survivor's Option for such Notes. To obtain repayment pursuant to exercise of any Survivor's Option for a Note, the deceased beneficial owner's authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the Note is held by the deceased beneficial owner:
• a written instruction to such broker or other entity to notify DTC of the authorized representative's desire to obtain repayment pursuant to exercise of such Survivor's Option;
• appropriate evidence satisfactory to the Trustee (a) that the deceased was the beneficial owner of the Note at the time of death and his or her interest in the Note was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (b) that the death of the beneficial owner has occurred, (c) of the date of death of the beneficial owner, and (d) that the representative has authority to act on behalf of the beneficial owner;
• if the interest in the Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from the nominee attesting to the deceased's beneficial ownership of such Note;
• written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;
• if applicable, a properly executed assignment or endorsement;
• tax waivers and any other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Note and the claimant's entitlement to payment; and
• any additional information the Trustee reasonably requires to evidence satisfaction of any conditions to the exercise of any Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment of the Note.
In turn, the broker or other entity will deliver each of these items to the Trustee, together with evidence satisfactory to the Trustee from the broker or other entity stating that it represents the deceased beneficial owner.
The death of a person owning a Note in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning a Note by tenancy in common shall be deemed the death of a holder of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common; except that in the event a Note is held by husband and wife as tenants in common, the death of either shall be deemed the death of the holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note, shall be deemed the death of the holder thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee and us. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the Note during his or her lifetime.
The Company retains the right to limit the aggregate principal amount of Notes as to which exercises of any Survivor's Option applicable to the Notes will be accepted in any one calendar year as described above. All other questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Company, in its sole discretion, which determination will be final and binding on all parties. For the avoidance of doubt, the Company also retains the right to reject in its sole discretion any exercise of the Survivor’s Option where the deceased held no or only a minimal beneficial ownership interest in the Notes and entered into arrangements with third parties in relation to the Notes prior to death for the purpose of permitting or attempting to permit those third parties to directly or indirectly benefit from the exercise of the Survivor’s Option.
(j) The Notes shall not be subject to any sinking fund pursuant to Section 12.01 of the Base Indenture.
(k) The Notes shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.
(l) Holders of the Notes will not have the option to have the Notes repaid prior to the Stated Maturity.
ARTICLE II
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 2.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by adding the following defined terms to Section 1.01 in appropriate alphabetical sequence, as follows:
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any statute successor thereto."
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time."
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations promulgated thereunder, to the extent applicable, and any statute successor thereto."
“Survivor's Option” means, where applicable, the right of a holder of a Note to require the Company to repay such Note prior to its Stated Maturity upon the death of the owner of such Note, subject to the provisions hereof relating to such option."
ARTICLE III
REMEDIES
Section 3.01 Intentionally left blank.
ARTICLE IV
COVENANTS
Section 4.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by adding the following new Section 10.08 thereto, each as set forth below:
"Section 10.08 Section 18(a)(1)(A) of the Investment Company Act.
The Company hereby agrees that for the period of time during which Notes are Outstanding, the Company will not violate, whether or not it is subject to, Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act or any successor provisions thereto of the Investment Company Act."
ARTICLE V
MISCELLANEOUS
Section 5.01 This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.
Section 5.02 In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 5.03 This Supplemental Indenture may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Supplemental Indenture for all purposes.

Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.
Section 5.04 The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Supplemental Indenture.
Section 5.05 The provisions of this Supplemental Indenture shall become effective as of the date hereof.
Section 5.06 Notwithstanding anything else to the contrary herein, the terms and provisions of this Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Indenture and this Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.
Section 5.07 The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
PROSPECT CAPITAL CORPORATION
By:
    Name:
    Title:
U.S. BANK TRUST COMPANY NATIONAL ASSOCIATION (SUCCESSOR IN INTEREST TO U.S. BANK NATIONAL ASSOCIATION), as Trustee
By:
    Name:
    Title: